UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 29, 2014

TEAM, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600
Sugar Land, Texas 77478
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On September 25, 2014, Team, Inc., a Delaware Corporation (the “Company”), held its 2014 Annual Meeting of Stockholders. The following matters were voted upon at the Annual Meeting of Stockholders: (1) the election of Directors of the Company; (2) the ratification of the appointment of KPMG LLP as the Company’s independent auditors for fiscal year 2015; and (3) the advisory vote on the compensation of the Named Executive Officers of the Company.

The following matters voted on at the Annual Meeting of Stockholders of the Company were approved. The voting results were as follows:

Proposal #1 – Election of Directors

Name	Votes For	% of votes cast	Withheld Votes	% of votes cast	Abstentions	Broker Non- Votes
Philip J. Hawk	16,855,177	98.2	297,467	1.7	7,720	1,956,219
Louis A. Waters	16,689,715	97.3	463,035	2.7	7,614	1,956,219
Ted W. Owen	17,024,631	99.2	130,672	0.8	5,061	1,956,219

Proposal #2 – Ratification of Auditors

		% of votes cast at the Annual Meeting
Votes For	19,033,494	99.6
Votes Against	78,018	0.4
Abstentions	5,071	0.0

Proposal #3 – Advisory Vote on the Compensation of the Named Executive Officers

		% of votes cast on the Proposal
Votes For	17,050,113	99.4
Votes Against	64,302	.4
Abstentions	45,949	.3
Broker Non-Votes	1,956,219	—

For purposes of this Item 5.07, percentages have been rounded.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM, INC.

By: /s/ André C. Bouchard
André C. Bouchard
Senior Vice President – Administration, General Counsel and Secretary

Dated: September 29, 2014